                                                                   EXHIBIT 4(i)


                     WESTERN NATIONAL LIFE INSURANCE COMPANY
      ADMINISTRATIVE OFFICE: 205 E. 10TH STREET, AMARILLO, TEXAS 79101-0001
                            TELEPHONE: (806) 345-7400

                                 A STOCK COMPANY


WESTERN NATIONAL LIFE INSURANCE COMPANY ("Company"), in consideration of the payment of the initial Purchase Payment, issued this Contract, subject to its terms.

RIGHT TO EXAMINE CONTRACT: Within 10 days of the date of receipt of this Contract by the Owner, it may be returned by delivering or mailing it to the Company at its Variable Annuity Service Center or to the agent through whom it was purchased. When this Contract is received by the Company, it will be voided as if it had never been in force. The Company will refund the greater of Purchase Payments less withdrawals or the Contract Value less the Bonus, if any. For the 15 days following the date this Contract was issued, Purchase Payments will be allocated to the Money Market Sub-Account. At the end of the 15 days, the Contract Value will be allocated to the Sub-Accounts of the Separate Account in accordance with the selections made by the Owner.

           THIS IS A LEGAL CONTRACT BETWEEN THE OWNER AND THE COMPANY.
                          READ YOUR CONTRACT CAREFULLY.






            SECRETARY                                      PRESIDENT


             INDIVIDUAL FIXED AND VARIABLE DEFERRED ANNUITY CONTRACT
                         WITH FLEXIBLE PURCHASE PAYMENTS
                         DEATH BENEFIT PRIOR TO MATURITY
                           MONTHLY INCOME AT MATURITY
                                Nonparticipating


ANNUITY PAYMENTS, WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE "VARIABLE ANNUITY" PROVISIONS ON PAGE 21.

DISCLOSURE OF GUARANTY FUND NON-PARTICIPATION: IN THE EVENT THE COMPANY IS UNABLE TO FULFILL ITS OBLIGATION UNDER THIS CONTRACT, TO THE EXTENT OF THE OWNER'S INTEREST IN THE SEPARATE ACCOUNT, THE OWNER IS NOT PROTECTED BY AN INSURANCE GUARANTY FUND OR OTHER SOLVENCY PROTECTION ARRANGEMENT.


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                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

CONTRACT SCHEDULE.................................................................................................4

DEFINITIONS.......................................................................................................8

PURCHASE PAYMENT PROVISIONS......................................................................................10
         ALLOCATION OF PURCHASE PAYMENTS.........................................................................10
         PURCHASE PAYMENTS.......................................................................................10
         SUBSEQUENT PURCHASE PAYMENTS............................................................................10

GENERAL ACCOUNT PROVISIONS.......................................................................................10
         GENERAL ACCOUNT VALUE...................................................................................10
         INTEREST TO BE CREDITED.................................................................................11

SEPARATE ACCOUNT PROVISIONS......................................................................................11
         THE SEPARATE ACCOUNT....................................................................................11
         VALUATION OF ASSETS.....................................................................................11
         ACCUMULATION UNITS......................................................................................11
         ACCUMULATION UNIT VALUE.................................................................................11

NET INVESTMENT FACTOR:...........................................................................................11
         MORTALITY AND EXPENSE RISK CHARGE.......................................................................12
         ADMINISTRATIVE CHARGE...................................................................................12
         ENHANCED DEATH BENEFIT CHARGE...........................................................................12
         MORTALITY AND EXPENSE GUARANTEE.........................................................................12

CONTRACT MAINTENANCE CHARGE......................................................................................13
         DEDUCTION FOR CONTRACT MAINTENANCE CHARGE...............................................................13

TRANSFERS........................................................................................................13
         TRANSFERS PRIOR TO THE ANNUITY DATE.....................................................................13
         TRANSFERS DURING THE ANNUITY PERIOD.....................................................................14

WITHDRAWAL PROVISIONS............................................................................................15
         WITHDRAWALS.............................................................................................15
         CONTINGENT DEFERRED SALES CHARGE........................................................................15

PROCEEDS PAYABLE ON DEATH........................................................................................15
         DEATH OF OWNER DURING THE ACCUMULATION PERIOD...........................................................15
         DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD.....................................................16
         DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD....................................................16
         DEATH OF OWNER DURING THE ANNUITY PERIOD................................................................17
         DEATH OF ANNUITANT......................................................................................17
         PAYMENT OF DEATH BENEFIT................................................................................17


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
         BENEFICIARY.............................................................................................17
         CHANGE OF BENEFICIARY...................................................................................18

SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION.....................................................................18

ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS......................................................................19
         ANNUITANT...............................................................................................19
         OWNER...................................................................................................19
         JOINT OWNER.............................................................................................19
         ASSIGNMENT OF THE CONTRACT..............................................................................19

ANNUITY PROVISIONS...............................................................................................19
         GENERAL.................................................................................................19
         ANNUITY DATE............................................................................................19
         SELECTION OF AN ANNUITY OPTION..........................................................................20
         FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS................................................................20
         ANNUITY OPTIONS.........................................................................................20
                  OPTION A. LIFE ANNUITY.........................................................................20
                  OPTION B. LIFE ANNUITY WITH PERIODS CERTAIN....................................................21
                  OPTION C. JOINT AND SURVIVOR ANNUITY...........................................................21
         ANNUITY.................................................................................................21
         FIXED ANNUITY...........................................................................................21
         VARIABLE ANNUITY........................................................................................22
         ANNUITY UNIT............................................................................................22
         MORTALITY TABLES........................................................................................22

GENERAL PROVISIONS...............................................................................................23
         THE CONTRACT............................................................................................23
         MISSTATEMENT OF AGE OR SEX..............................................................................23
         INCONTESTABILITY........................................................................................23
         MODIFICATION............................................................................................23
         NON-PARTICIPATING.......................................................................................23
         EVIDENCE OF SURVIVAL....................................................................................23
         PROOF OF AGE............................................................................................23
         PROTECTION OF PROCEEDS..................................................................................23
         REPORTS.................................................................................................23
         TAXES...................................................................................................24
         REGULATORY REQUIREMENTS.................................................................................24
         ANNUITY TABLES..........................................................................................25


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                                CONTRACT SCHEDULE


OWNER:                 [John Smith]       AGE AND SEX:      [50 male]

ANNUITANT:             [John Smith]       AGE AND SEX:      [50 male]

CONTRACT NUMBER:       [12345]            ISSUE DATE:       [July 01, 1995]

ANNUITY DATE:          [July 01, 2009]

PURCHASE PAYMENTS:

  MINIMUM INITIAL PURCHASE PAYMENT:      $5,000 for Non-Qualified Contracts;
                                         $2,000 for Qualified Contracts

  MINIMUM SUBSEQUENT PURCHASE PAYMENT:   For Non-Qualified Contracts: $1,000,
                                         or if the automatic premium check
                                         option is elected: $50; for Qualified
                                         Contracts: $50

  MAXIMUM TOTAL PURCHASE PAYMENTS:       $500,000 for issue ages up to 75
                                         without Company approval; $250,000
                                         for issue ages 75 and higher without
                                         Company approval

ALLOCATION RULES:
1. The maximum number of Sub-Accounts that can be selected by an Owner is 20.

2. Allocations must be in whole percentages with a minimum allocation of 10% of each Purchase Payment or transfer, unless the Purchase Payment is being made pursuant to an approved Dollar Cost Averaging program or an approved asset allocation program.

BENEFICIARY:
As designated by the Owner at the Issue Date, unless subsequently changed.

CONTRACT MAINTENANCE CHARGE:
The Contract Maintenance Charge is $30 each Contract Year, unless reduced as specified in the Contract. However, during the Accumulation Period, if the Contract Value on the Contract Anniversary is at least $40,000, then no Contract Maintenance Charge is deducted. If a total withdrawal is made on other than a Contract Anniversary and the Contract Value for the Valuation Period during which the total withdrawal is made is less than $40,000, the full Contract Maintenance Charge will be deducted at the time of the total withdrawal. During the


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Annuity Period, the Contract Maintenance Charge will be deducted pro-rata from
Annuity Payments regardless of Contract size and will result in a reduction of each Annuity Payment.

MORTALITY AND EXPENSE RISK CHARGE:
Equal on an annual basis to 1.25% of the average daily net asset value of the Separate Account.

ADMINISTRATIVE CHARGE:
Equal on an annual basis to .15% of the average daily net asset value of the Separate Account.

ENHANCED DEATH BENEFIT CHARGE: If the Enhanced Death Benefit has been selected, an Enhanced Death Benefit Charge is deducted each Valuation Period prior to the 75th birthday of the Owner, or oldest Joint Owner which is equal on an annual basis to .15% of the average daily net asset value of the Separate Account.

TRANSFERS:
        NUMBER OF TRANSFERS: Subject to any restrictions imposed on such transfers by the Company, there are currently no restrictions on the number of transfers that can be made. However, if the Company does limit the number of transfers in the future, Owners are guaranteed the right to at least 4 transfers during any Contract Year.

        TRANSFER FEE: Currently, none. However, should the Company impose a Transfer Fee in the future it will not exceed the lesser of $25 or 2% of the amount transferred.

        FREE TRANSFERS: Currently there are no restrictions on the number of transfers that can be made. However, if the Company does limit the number of transfers in the future, Owners are guaranteed 4 transfers free of any Transfer Fee during any Contract Year.

        MINIMUM AMOUNT TO BE TRANSFERRED: $250 (from (i) one or multiple Sub-Accounts or (ii) the General Account), or the Owner's entire interest in the Sub-Account or the General Account, if less.

        MINIMUM AMOUNT WHICH MUST REMAIN IN A SUB-ACCOUNT AFTER A TRANSFER: $500 per Sub-Account; or $0 if the entire amount in the Sub-Account is transferred.

        MINIMUM AMOUNT WHICH MUST REMAIN IN THE GENERAL ACCOUNT AFTER A
        TRANSFER: $500; or $0 if the entire amount in the General Account is transferred.

        MAXIMUM AMOUNT WHICH CAN BE TRANSFERRED FROM THE GENERAL ACCOUNT TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION PERIOD: Each Contract Year 20% of the Owner's Contract Value in the General Account as of the last Contract Anniversary. However, if the Sweep Account Option has been elected, any funds transferred pursuant to that program will not be included in this limitation.


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WITHDRAWALS:
If all or a portion of the Contract Value is withdrawn, a Contingent Deferred Sales Charge will be calculated at the time of each withdrawal and will be deducted from the Contract Value. The Contingent Deferred Sales Charge is based upon the length of time from when each Purchase Payment was made and is deemed to be first-in, first-out in accordance with the following:

         CONTINGENT DEFERRED SALES CHARGE:

           Length of Time From
            Purchase Payment                      Charge (as a % of
            (Number of Years)                     Purchase Payment
           -------------------                    ----------------
                    1                                    5%
                    2                                    5%
                    3                                    5%
                    4                                    4%
                    5                                    3%
                    6                                    2%
                    7                                    1%
                    8 or more                            0%

FREE WITHDRAWAL:
 1. After the first Contract Anniversary, a withdrawal of up to 10% of the Contract Value, determined as of the immediately preceding Contract Anniversary, may be withdrawn once each Contract Year on a non-cumulative basis without the imposition of the Contingent Deferred Sales Charge.

 2. A Systematic Withdrawal Option may be selected in lieu of the 10% Free Withdrawal Option. If the Systematic Withdrawal Option is selected the total permitted systematic withdrawal in a Contract Year without the imposition of the Contingent Deferred Sales Charge is limited to 10% of the Contract Value determined as of the immediately preceding Contract Anniversary or, during the first Contract Year, the Issue Date. Systematic Withdrawals can be made monthly, quarterly and semi-annually. The Systematic Withdrawal Option can be exercised at any time, including the first Contract Year.

MINIMUM PARTIAL WITHDRAWAL: $500

MINIMUM CONTRACT VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL:      $5,000 for Non-Qualified Contracts;
                 $2,000 for Qualified Contracts


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INVESTMENT OPTIONS AND SUB-ACCOUNTS:

  INVESTMENT OPTIONS:
    WNL SERIES TRUST: PORTFOLIOS             SUB-ACCOUNTS:
    Global Advisors Growth Equity            Global Advisors Growth Equity
       Portfolio                                Sub-Account
    BEA Growth and Income Portfolio          BEA Growth and Income Sub-Account
    CS First Boston International Equity     CS First Boston International
       Portfolio                                Equity Sub-Account
    American Capital Emerging Growth         American Capital Emerging Growth
       Portfolio                                Sub-Account
    BlackRock Managed Bond Portfolio         BlackRock Managed Bond Sub-Account
    Salomon Brothers U.S. Government         Salomon Brothers U.S. Government
       Securities Portfolio                     Securities Sub-Account
    Quest for Value Asset Allocation         Quest for Value Asset Allocation
       Portfolio                                Sub-Account
    Global Advisors Money Market             Global Advisors Money Market
       Portfolio                                Sub-Account

SEPARATE ACCOUNT: WNL Separate Account A

MINIMUM GUARANTEED INTEREST RATE FOR THE GENERAL ACCOUNT:
3% per year

RIDERS: [IRA Endorsement]
        [TSA/403(b) Endorsement]
        [Texas ORP Endorsement]
        [Enhanced Death Benefit Endorsement]
        [Persistency Bonus Endorsement]
        [Unisex Rates Endorsement]

ANNUITY SERVICE OFFICE:

Western National Life Insurance Company        Western National Life Insurance Company
Variable Annuity Service Center           or   Variable Annuity Service Center
P.O. Box 361                                   95 Bridge Street
Haddam, Connecticut  06438-0361                Haddam, Connecticut 06438-0361
(800) 910-4455


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                                   DEFINITIONS


ACCUMULATION PERIOD: The period during which Purchase Payments may be made prior to the Annuity Date.

ACCUMULATION UNIT: A unit of measure used to determine the value of the Owner's interest in a Sub-Account of the Separate Account during the Accumulation Period.

ADJUSTED CONTRACT VALUE: The Contract Value less any applicable premium tax and Contract Maintenance Charge. This amount is applied to the applicable Annuity Tables to determine Annuity Payments.

AGE: The age of any Owner or Annuitant on his/her last birthday.

ANNUITANT: The natural person on whose life Annuity Payments are based. On or after the Annuity Date, the Annuitant shall also include any Joint Annuitant.

ANNUITY DATE: The date on which Annuity Payments begin. The Annuity Date is shown on the Contract Schedule.

ANNUITY OPTIONS: Options available for Annuity Payments.

ANNUITY PAYMENTS: The series of payments made to the Owner or any named payee after the Annuity Date under the Annuity Option selected.

ANNUITY PERIOD: The period of time beginning with the Annuity Date during which Annuity Payments are made.

ANNUITY SERVICE OFFICE: The office indicated on the Contract Schedule of this Contract to which notices, requests and Purchase Payments must be sent. All sums payable by the Company under this Contract are payable only at the Variable Annuity Service Center.

ANNUITY UNIT: A unit of measure used to calculate Variable Annuity Payments during the Annuity Period.

BENEFICIARY: The person(s) or entity(ies) who will receive the death benefit.

COMPANY: Western National Life Insurance Company.

CONTRACT ANNIVERSARY: An anniversary of the Issue Date.

CONTRACT VALUE: The sum of the Owner's interest in the General Account and the Sub-Accounts of the Separate Account during the Accumulation Period.

CONTRACT YEAR: The first Contract Year is the annual period which begins on the Issue Date. Subsequent Contract Years begin on each anniversary of the Issue Date.


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FIXED ANNUITY: A series of payments made during the Annuity Period which are guaranteed as to dollar amount by the Company.

GENERAL ACCOUNT: The Company's general investment account which contains all the assets of the Company with the exception of the Separate Account and other segregated asset accounts.

INVESTMENT OPTION: An investment entity shown on the Contract Schedule.

ISSUE DATE: The date on which the Contract became effective. The Issue Date is shown on the Contract Schedule.

OWNER: The person or entity entitled to the ownership rights stated in this Contract.

PORTFOLIO: A segment of an Investment Option which constitutes a separate and distinct class of shares. Portfolios which are available for investment by the Sub-Accounts under this Contract are shown on the Contract Schedule.

PURCHASE PAYMENT: A payment made by or on behalf of an Owner with respect to this Contract.

SEPARATE ACCOUNT: The Company's Separate Account designated on the Contract Schedule.

SUB-ACCOUNT: Separate Account assets are divided into Sub-Accounts which are listed on the Contract Schedule. Assets of each Sub-Account will be invested in shares of an Investment Option or a Portfolio of an Investment Option.

VALUATION DATE: Each day on which the Company and the New York Stock Exchange ("NYSE") are open for business.

VALUATION PERIOD: The period of time beginning at the close of business of the NYSE on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of specified Sub-Accounts of the Separate Account.

WRITTEN REQUEST: A request in writing, in a form satisfactory to the Company, which is received by the Variable Annuity Service Center.


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                           PURCHASE PAYMENT PROVISIONS

ALLOCATION OF PURCHASE PAYMENTS: Purchase Payments are allocated to the General Account and/or the Sub-Accounts of the Separate Account in accordance with the selections made by the Owner. The allocation of the initial Purchase Payment is made in accordance with the selection made by the Owner at the Issue Date and subject to the Allocation Rules set forth on the Contract Schedule. Unless otherwise changed by the Owner, subsequent Purchase Payments are allocated in the same manner as the initial Purchase Payment. Allocation of the Purchase Payments is subject to the terms and conditions imposed by the Company. The Company has reserved the right to allocate initial Purchase Payments to the Money Market Sub-Account until the expiration of the Right to Examine Contract period.

PURCHASE PAYMENTS: The initial Purchase Payment is due on the Issue Date. The minimum and maximum subsequent Purchase Payments are shown on the Contract Schedule. The Company reserves the right to reject any forms required to issue the Contract or Purchase Payment.

SUBSEQUENT PURCHASE PAYMENTS: Subject to the minimum and maximum shown on the Contract Schedule, the Owner may make subsequent Purchase Payments and may increase or decrease or change the frequency of such payments.


                           GENERAL ACCOUNT PROVISIONS

GENERAL ACCOUNT VALUE: The General Account value of the Contract at any time is equal to:

        1.      the Purchase Payments allocated to the General Account; plus

        2.      the Contract Value transferred to the General Account; plus

        3.      interest credited to the Contract Value in the General Account;
                less

        4. any prior partial withdrawals and any Contingent Deferred Sales Charge deducted from the General Account; less

        5.      any Contract Value transferred from the General Account; less

        6. any applicable premium taxes, Contract Maintenance Charge or Transfer Fees deducted from the General Account.


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INTEREST TO BE CREDITED: The Company guarantees that the interest rate credited to the General Account will not be less than the Minimum Guaranteed Interest Rate for the General Account shown on the Contract Schedule. The Company may credit additional interest at its sole discretion.


                           SEPARATE ACCOUNT PROVISIONS

THE SEPARATE ACCOUNT: The Separate Account is designated on the Contract Schedule and consists of assets set aside by the Company, which are kept separate from the general assets and all other separate account assets of the Company. The assets of the Separate Account equal to reserves and other liabilities will not be charged with liabilities arising out of any other business the Company may conduct.

The Separate Account assets are divided into Sub-Accounts. The Sub-Accounts which are available under this Contract are listed on the Contract Schedule. The assets of the Sub-Accounts are allocated to the Investment Option(s) and the Portfolio(s), if any, within an Investment Option, shown on the Contract Schedule. The Company may, from time to time, add additional Investment Options or Portfolios and the related Sub-Accounts to those shown on the Contract Schedule. The Owner may be permitted to transfer Contract Values or allocate Purchase Payments to the additional Sub-Accounts. However, the right to make such transfers or allocations will be limited by the terms and conditions imposed by the Company.

Should the shares of any such Investment Option(s) or any Portfolio(s) within an Investment Option become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of such shares or may substitute shares of another Investment Option or Portfolio for shares already purchased under this Contract.

VALUATION OF ASSETS: The assets of the Separate Account are valued at their fair market value in accordance with the procedures of the Company.

ACCUMULATION UNITS: Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Sub-Accounts of the Separate Account as a result of Purchase Payments, withdrawals, transfers, or fees and charges. The Company will determine the number of Accumulation Units of a Sub-Account purchased or cancelled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-Account by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the request for the transaction is received at the Variable Annuity Service Center.

ACCUMULATION UNIT VALUE: The Accumulation Unit Value for each Sub-Account was set initially at $10. Subsequent Accumulation Unit Values for each Sub-Account are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the Net Investment Factor for the Sub-Account for the current period.

NET INVESTMENT FACTOR: The Net Investment Factor for each Sub-Account is determined by dividing A by B and subtracting C where:


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        A is    (i) the net asset value per share of the Investment Options or
                Portfolios of an Investment Option held by the Sub-Account for the current Valuation Period; plus

                (ii) any dividend per share declared on behalf of such Investment Option or Portfolio that has an ex-dividend date within the current Valuation Period; less

                (iii) the cumulative per share charge or credit for taxes reserved which is determined by the Company to have resulted from the operation or maintenance of the Sub-Account.

        B is the net asset value per share of the Investment Option or Portfolio of an Investment Option held by the Sub-Account for the immediately preceding Valuation Period; plus or minus the cumulative per share charge or credit for taxes reserved for the immediately preceding Valuation Date.

        C is the factor representing the cumulative per share charges for the Mortality and Expense Risk Charge, for the Administrative Charge and or the Enhanced Death Benefit Charge, if any, which are shown on the Contract Schedule.

The Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

MORTALITY AND EXPENSE RISK CHARGE: Each Valuation Period, the Company deducts a Mortality and Expense Risk Charge from the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Mortality and Expense Risk Charge compensates the Company for assuming the mortality and expense risks under this Contract.

ADMINISTRATIVE CHARGE: Each Valuation Period, the Company deducts an Administrative Charge from the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Administrative Charge compensates the Company for the costs associated with the administration of this Contract and the Separate Account.

ENHANCED DEATH BENEFIT CHARGE: If the Enhanced Death Benefit Endorsement has been selected, each Valuation Period the Company deducts an Enhanced Death Benefit Charge from the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Enhanced Death Benefit Charge compensates the Company for assuming the mortality risks for the Enhanced Death Benefit Endorsement attached to this Contract.

MORTALITY AND EXPENSE GUARANTEE: The Company guarantees that the dollar amount of each Annuity Payment after the first Annuity Payment will not be affected by variations in mortality or expense experience.


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                           CONTRACT MAINTENANCE CHARGE

DEDUCTION FOR CONTRACT MAINTENANCE CHARGE: The Contract Maintenance Charge is shown on the Contract Schedule. On each Contract Anniversary the Company will deduct a Contract Maintenance Charge from the Contract Value by subtracting values from the General Account and/or by cancelling Accumulation Units from each applicable Sub-Account to reimburse it for expenses relating to maintenance of this Contract. The Contract Maintenance Charge will be deducted from the General Account and the Sub-Accounts in the Separate Account in the same proportion that the amount of Contract Value in the General Account and each Sub-Account bears to the total Contract Value. However, during the Accumulation Period, if no Purchase Payment has been received during a Contract Year, that portion of the Contract Maintenance Charge that is deducted from the General Account will be the lesser of the excess interest over the minimum guaranteed interest credited to the General Account during the Contract Year and the otherwise allocated portion of the Contract Maintenance Charge, not to exceed the Contract Maintenance Charge shown on the Contract Schedule. During the Accumulation Period the Contract Maintenance Charge will be deducted from the Contract Value on each Contract Anniversary while this Contract is in force. If a total withdrawal is made on other than a Contract Anniversary, the Contract Maintenance Charge will be deducted at the time of withdrawal. During the Annuity Period, the Contract Maintenance Charge will be deducted from Annuity Payments and will result in a reduction of each Annuity Payment.

                                    TRANSFERS

TRANSFERS PRIOR TO THE ANNUITY DATE: Subject to any limitations imposed by the Company on the number of transfers, shown on the Contract Schedule, that can be made during the Accumulation Period, the Owner may transfer all or part of the Owner's Contract Value by Written Request without the imposition of any fee or charge if there have been no more than the number of free transfers shown on the Contract Schedule for the Contract Year. All transfers are subject to the following:

                1. If more than the number of free transfers, shown on the Contract Schedule, have been made in a Contract Year, the Company will deduct a Transfer Fee, shown on the Contract Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the amount which is transferred.

                2. The minimum amount which can be transferred from a Sub-Account or the General Account is shown on the Contract Schedule. The minimum amount which must remain in a Sub-Account or the General Account is shown on the Contract Schedule.

                3. The maximum amount which can be transferred each Contract Year from the General Account to the Separate Account is shown on the Contract Schedule.


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

                4. Transfers from any Sub-Account to the General Account may not be made for the six month period following any transfer from the General Account into one or more of the Sub-Accounts.

If the Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Owner's instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Variable Annuity Service Center.

TRANSFERS DURING THE ANNUITY PERIOD: During the Annuity Period, the Owner may make transfers, by Written Request, as follows:

                1. The Owner may make transfers of Contract Values between Sub-Accounts, subject to any limitations imposed by the Company on the number of transfers. If more than the number of free transfers, shown on the Contract Schedule, have been made in a Contract Year, the Company will deduct a Transfer Fee, shown on the Contract Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the amount which is transferred.

                2. The Owner may, once each Contract Year, make a transfer from one or more Sub-Accounts to the General Account. The Owner may not make a transfer from the General Account to the Separate Account.

                3. Transfers between Sub-Accounts will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the Sub-Account to which the transfer is made, so that the next Annuity Payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will reflect changes in the value of the new Annuity Units.

                The amount transferred to the General Account from a Sub-Account will be based on the annuity reserves for the Owner in that Sub-Account. Transfers to the General Account will be made by converting the Annuity Units being transferred to purchase fixed Annuity Payments under the Annuity Option in effect and based on the Age of the Annuitant at the time of the transfer.

                4. The minimum amount which can be transferred from a Sub-Account or the General Account is shown on the Contract Schedule. The minimum amount which must remain in a Sub-Account or the General Account is shown on the Contract Schedule.

If the Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Owner's instructions. All amounts and Annuity Unit Values will be determined as of the end of the Valuation Period during which the request for transfer is received at the Variable Annuity Service Center.

                              WITHDRAWAL PROVISIONS

WITHDRAWALS: During the Accumulation Period, the Owner may, upon Written Request, make a total or partial withdrawal of the Contract Withdrawal Value. The Contract Withdrawal Value is:

        1. the Contract Value as of the end of the Valuation Period during which a Written Request for a withdrawal is received by the Company; less

        2.      any applicable taxes not previously deducted; less

        3.      any applicable Contingent Deferred Sales Charge; less

        4.      the Contract Maintenance Charge, if any.

A withdrawal will result in the cancellation of Accumulation Units from each applicable Sub-Account or a reduction in the Owner's General Account Contract Value in the ratio that the Owner's interest in the Sub-Account and/or General Account bears to the total Contract Value. The Owner must specify by Written Request in advance which Sub-Account Units are to be cancelled or values are to be reduced if other than the above method is desired.

The Company will pay the amount of any withdrawal from the Separate Account within seven (7) days of receipt of a request in good order unless the Suspension or Deferral of Payments Provision is in effect.

Each partial withdrawal must be for an amount which is not less than the Minimum Partial Withdrawal amount shown on the Contract Schedule. The minimum Contract Value which must remain in the Contract after a partial withdrawal is shown on the Contract Schedule.

CONTINGENT DEFERRED SALES CHARGE: Upon a withdrawal of Contract Value a Contingent Deferred Sales Charge as set forth on the Contract Schedule may be assessed. The Contingent Deferred Sales Charge may be waived under certain circumstances as set forth on the Contract Schedule under "Free Withdrawal."

                            PROCEEDS PAYABLE ON DEATH

DEATH OF OWNER DURING THE ACCUMULATION PERIOD: Upon the death of the Owner, or the later surviving Joint Owner, during the Accumulation Period, the death benefit will be paid to the Beneficiary(ies) designated by the Owner. Upon the death of a Joint Owner, the surviving Joint Owner, if any, will be treated as the primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

A Beneficiary may request that the death benefit be paid under one of the Death Benefit Options below. If the Beneficiary is the spouse of the Owner he or she may elect to continue the Contract at the then current Contract Value in his or her own name and exercise all the Owner's rights under the Contract.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD: For a death occurring prior to the 80th birthday of the Owner, or the oldest Joint Owner, the death benefit during the Accumulation Period will be the greater of:

        1. the Purchase Payments, less any withdrawals including any previously deducted Contingent Deferred Sales Charge; or

        2. the Contract Value determined as of the end of the Valuation Period during which the Company receives at its Variable Annuity Service Center both due proof of death and an election of the payment method; or

        3. The highest Step-Up Value prior to the date of death. The Step-Up Value is equal to the Contract Value on each seventh Contract Anniversary plus any Purchase Payments made after such Contract Anniversary less any withdrawals and Contingent Deferred Sales Charge deducted after such Contract Anniversary.

For a death occurring on or after the 80th birthday of the Owner, or the oldest Joint Owner, the death benefit during the Accumulation Period will be the Contract Value determined as of the end of the Valuation Period during which the Company receives at its Variable Annuity Service Center both due proof of death and an election of the payment method.

DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD: A non-spousal Beneficiary must elect the death benefit to be paid under one of the following options in the event of the death of the Owner during the Accumulation Period:

        OPTION 1 - lump sum payment of the death benefit; or

        OPTION 2 - the payment of the entire death benefit within 5 years of the date of the death of the Owner; or

        OPTION 3 - payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Owner or any Joint Owner.

Any portion of the death benefit not applied under Option 3 within one year of the date of the Owners' death, must be distributed within five years of the date of death.

A spousal Beneficiary may elect to continue the Contract in his or her own name at the then current Contract Value, elect a lump sum payment of the death benefit or apply the death benefit to an Annuity Option.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the election, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a single sum, may only be elected during the sixty-day period beginning with the date of receipt of proof of death.

DEATH OF OWNER DURING THE ANNUITY PERIOD: If the Owner, or a Joint Owner, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Owner's death. Upon the death of the Owner during the Annuity Period, the Beneficiary becomes the Owner.

DEATH OF ANNUITANT: Upon the death of an Annuitant, who is not the Owner, during the Accumulation Period, the Owner may designate a new Annuitant, subject to the Company's underwriting rules then in effect. If no designation is made within 30 days of the death of the Annuitant, the Owner will become the Annuitant. If the Owner is a non-natural person, the death of the Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated.

Upon the death of the Annuitant during the Annuity Period, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT: The Company will require due proof of death before any death benefit is paid. Due proof of death will be:

        1.      a certified death certificate;

        2. a certified decree of a court of competent jurisdiction as to the finding of death; or

        3.      any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

BENEFICIARY: The Beneficiary designation in effect on the Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at the death of the Owner.

Unless the Owner provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

        1. to the Primary Beneficiary(ies) who survive the Owner's and/or the Annuitant's death, as applicable; or if there are none

        2. to the Contingent Beneficiary(ies) who survive the Owner's and/or the Annuitant's death, as applicable; or if there are none

        3.      to the estate of the Owner.

CHANGE OF BENEFICIARY: Subject to the rights of any irrevocable Beneficiary(ies), the Owner may change the Primary Beneficiary(ies) or Contingent Beneficiary(ies). Any change must be made by Written Request. The change will take effect as of the date the Written Request is signed. The Company will not be liable for any payment made or action taken before it records the change.

                  SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments for a withdrawal or transfer for any period when:

        1. the New York Stock Exchange is closed (other than customary weekend and holiday closings); weekend and holiday closings);

        2.      trading on the New York Stock Exchange is restricted;

        3. an emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account's net assets; or

        4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Owners;


provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

The Company further reserves the right to postpone payments from the General Account for a period not to exceed six months.

                   ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS

ANNUITANT: The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by the Owner at the Issue Date, unless changed prior to the Annuity Date. The Annuitant may not be changed in a Contract which is owned by a non-natural person. Any change of Annuitant is subject to the Company's underwriting rules then in effect.

OWNER: The Owner has all rights and may receive all benefits under this Contract. The Owner is the person designated as such on the Issue Date, unless changed.

The Owner may change owners at any time prior to the Annuity Date by Written Request. A change of Owner will automatically revoke any prior designation of Owner. The change will become effective as of the date the Written Request is signed. A new designation of Owner will not apply to any payment made or action taken by the Company prior to the time it was received.

JOINT OWNER: The Contract can be owned by Joint Owners. If Joint Owners are named, any Joint Owner must be the spouse of the other Owner. Upon the death of either Owner, the surviving spouse will be the Primary Beneficiary. Any other Beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in a Written Request.

ASSIGNMENT OF THE CONTRACT: A Written Request specifying the terms of an assignment of this Contract must be provided to the Variable Annuity Service Center. Until the Written Request is received, the Company will not be required to take notice of or be responsible for any transfer of interest in this Contract by assignment, agreement, or otherwise.

The Company will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with Company consent.

If this Contract is assigned, the Owner's rights may only be exercised with the consent of the assignee of record.


                               ANNUITY PROVISIONS

GENERAL: On the Annuity Date, the Adjusted Contract Value will be applied under the Annuity Option selected by the Owner. Annuity Payments may be made on a fixed or variable basis or both.

ANNUITY DATE: The Annuity Date is selected by the Owner at the Issue Date. The Annuity Date is shown on the Contract Schedule. The Annuity Date must be the first day of a calendar month and must be at least five years after the Issue Date. The Annuity Date may not be later than that required under state law.

Prior to the Annuity Date, the Owner, subject to the above, may change the Annuity Date by Written Request. Any change must be requested at least fifteen
(15) days prior to the new Annuity Date.

SELECTION OF AN ANNUITY OPTION: An Annuity Option is selected by the Owner on the forms provided by the Company. If no Annuity Option is selected, Option B with 120 months guaranteed will automatically be applied. Prior to the Annuity Date, the Owner can change the Annuity Option selected by Written Request. Any change must be requested at least fifteen (15) days prior to the Annuity Date.

FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS: Annuity Payments may be paid in monthly, quarterly, semi-annual or annual installments. The Adjusted Contract Value is applied to the Annuity Table for the Annuity Options selected. If the Adjusted Contract Value to be applied under an Annuity Option is less than $2,000, the Company reserves the right to make a lump sum payment in lieu of Annuity Payments. If the Annuity Payment would be or becomes less than $200 where only a Fixed Annuity Payment or a Variable Annuity is selected, or if the Annuity Payment would be or becomes less than $100 on each basis when a combination of Fixed and Variable Annuities is selected, the Company will reduce the frequency of payments to an interval which will result in each payment being at least $200, or $100 on each basis if a combination of Fixed and Variable Annuities is selected.

ANNUITY OPTIONS: The following Annuity Options or any other Annuity Option acceptable to the Company may be selected:

        OPTION A. LIFE ANNUITY: Monthly Annuity Payments during the life of the Annuitant.

        OPTION B. LIFE ANNUITY WITH PERIODS CERTAIN OF 60, 120, 180 OR 240
        MONTHS: Monthly Annuity Payments during the lifetime of the Annuitant and in any event for sixty (60), one hundred twenty (120), one hundred eighty (180) or two hundred forty (240) months certain as selected.

        OPTION C. JOINT AND SURVIVOR ANNUITY: Monthly Annuity Payments payable during the joint lifetime of the Annuitant and a Joint Annuitant and then during the lifetime of the survivor at the percentage (100%, 75%, 66 2/3% or 50%) selected.

Annuity Options A, B, and C are available on a Fixed Annuity basis, a Variable Annuity basis or a combination of both. Election of a Fixed Annuity or a Variable Annuity must be made no later than fifteen (15) days prior to the Annuity Date. If no election is made, the Annuity will be paid to reflect the allocation of the Contract Value on the Annuity Date between the Separate Account and the General Account, if any.

ANNUITY: If the Owner selects a Fixed Annuity, the Adjusted Contract Value is allocated to the General Account and the Annuity is paid as a Fixed Annuity. If the Owner selects a Variable Annuity, the Adjusted Contract Value will be allocated to the Sub-Accounts of the Separate Account in accordance with the selection made by the Owner, and the Annuity will be paid as a Variable Annuity. The Owner can also select a combination of a Fixed and Variable Annuity and the Adjusted Contract Value will be allocated accordingly. Unless the Owner specifies otherwise, the payee of the Annuity Payments shall be the Annuitant and any Joint Annuitant.

The Adjusted Contract Value will be applied to the applicable Annuity Table contained in the Contract based upon the Annuity Option selected by the Owner. The amount of the first payment for each $1,000 of Adjusted Contract Value is shown in the Annuity Tables. If, as of the Annuity Date, the current Annuity Option rates applicable to this class of contracts provide an initial Annuity Payment greater than that guaranteed under the same Annuity Option under this Contract, the greater payment will be made.

FIXED ANNUITY: The Owner may elect to have the Adjusted Contract Value applied to provide a Fixed Annuity. The dollar amount of each Fixed Annuity Payment shall be determined in accordance with Annuity Tables contained in this Contract which are based on the minimum guaranteed interest rate of 3% per year. After the initial Fixed Annuity Payment, the payments will not change regardless of investment, mortality or expense experience.

VARIABLE ANNUITY: Variable Annuity Payments reflect the investment performance of the Separate Account in accordance with the allocation of the Adjusted Contract Value to the Sub-Accounts during the Annuity Period. Variable Annuity Payments are not guaranteed as to dollar amount.

The dollar amount of the first Variable Annuity Payment is determined in accordance with the description above. The dollar amount of Variable Annuity Payments for each applicable Sub-Account after the first Variable Annuity Payment is determined as follows:

                1. The dollar amount of the first Variable Annuity Payment is divided by the value of an Annuity Unit for each applicable Sub-Account as of the Annuity Date. This sets the number of Annuity Units for each monthly payment for the applicable Sub-Account. The number of Annuity Units for each applicable Sub-Account remains fixed during the Annuity Period;

                2. The fixed number of Annuity Units per payment in each Sub-Account is multiplied by the Annuity Unit Value for that Sub-Account for the last Valuation Period of the month preceding the month for which the payment is due. This result is the dollar amount of the payment for each applicable Sub-Account.

The total dollar amount of each Variable Annuity Payment is the sum of all Sub-Account Variable Annuity Payments reduced by the applicable portion of the Contract Maintenance Charge.

ANNUITY UNIT: The value of any Annuity Unit for each Sub-Account of the Separate Account was set initially at $10.

The Sub-Account Annuity Unit Value at the end of any subsequent Valuation Period is determined as follows:

                1. The Net Investment Factor for the current Valuation Period is multiplied by the value of the Annuity Unit for the Sub-Account for the immediately preceding Valuation Period.

                2. The result in (1) is then divided by the Assumed Investment Rate Factor which equals 1.00 plus the Assumed Investment Rate for the number of days since the preceding Valuation Date. The Assumed Investment Rate is equal on an annual basis to 3%.

The value of an Annuity Unit may increase or decrease from Valuation Period to Valuation Period.

MORTALITY TABLES: The Annuity Tables contained in this Contract utilize an Assumed Investment Rate of 3% for the determination of the initial Variable Annuity Payment and a minimum guaranteed rate of 3% per year for the determination of the monthly Fixed Annuity Payment.

The mortality table used in determining the Annuity Purchase Rates for Options A, B, and C is the 1983 Individual Annuity Mortality Tables with Projection Scale G, age last birthday.

The dollar amount of an Annuity Payment for any Age or combination of Ages not shown in the Tables or for any other form of Annuity Option agreed to by the Company will be provided by the Company upon request.

                               GENERAL PROVISIONS

THE CONTRACT: The entire Contract consists of this Contract, the Application, if any, and any riders or endorsements attached to this Contract.

This Contract may be changed or altered only by the President or Vice President and the Secretary of the Company. A change or alteration must be made in writing.

MISSTATEMENT OF AGE OR SEX: If the Age or sex of any Annuitant has been misstated, any Annuity benefits payable will be the Annuity benefits provided by the correct Age and sex. After Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment. Any overpayments will be deducted from future Annuity Payments until the total is repaid.

INCONTESTABILITY: The Contract will not be contestable after it has been in force for a period of two years from the Issue Date.

MODIFICATION: This Contract may be modified in order to maintain compliance with applicable state and federal law.

NON-PARTICIPATING: This Contract will not share in any distribution of dividends.

EVIDENCE OF SURVIVAL: The Company may require satisfactory evidence of the continued survival of any person(s) on whose life Annuity Payments are based.

PROOF OF AGE: The Company may require evidence of Age of any Annuitant or Owner.

PROTECTION OF PROCEEDS: To the extent permitted by law, death benefits and Annuity Payments shall be free from legal process and the claim of any creditor if the person is entitled to them under this Contract. No payment and no amount under this Contract can be taken or assigned in advance of its payment date unless the Company receives the Owner's written consent.

REPORTS: At least once each calendar year, the Company will furnish the Owner with a report showing the Contract Value as of a date not more than four months prior to the date of mailing, and will provide any other information as may be required by law. The Company will also furnish an annual report of the Separate Account. Reports will be sent to the last known address of the Owner.

TAXES: Any taxes paid to any governmental entity relating to this Contract will be deducted from the Purchase Payment or Contract Value when incurred. The Company will, in its sole discretion, determine when taxes have resulted from: the investment experience of the Separate Account; receipt by the Company of the Purchase Payments; or commencement of Annuity Payments. The Company may, in its sole discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right the Company may have to deduct amounts at a later date. While the Company is not currently maintaining a provision for federal income taxes with respect to the Separate Account, the Company has reserved the right to establish a provision for income taxes if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Separate Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a provision for taxes and whether or not it was sufficient. The Company will deduct any withholding taxes required by applicable law.

REGULATORY REQUIREMENTS: All values payable under the Contract, including any paid-up annuity, cash withdrawal or death benefits that may be available, will not be less than the minimum benefits required by the laws and regulations of the state in which the Contract is delivered.

                     WESTERN NATIONAL LIFE INSURANCE COMPANY

        The following tables show the monthly income payable for each $1,000 applied under option A, B or C.

----------------------------------------------------------------------------------------------------------------------------------
     OPTION A TABLE                                 OPTION B TABLE - Monthly Installments for Life with Guaranteed Period
                           Attained Age
-------------------------- of Payee When  ----------------------------------------------------------------------------------------
        Life Only              First         5 Years Certain       10 Years Certain       15 Years Certain       20 Years Certain
--------------------------  Installment   ----------------------------------------------------------------------------------------
    Male        Female      is Payable       Male      Female       Male      Female      Male       Female      Male       Female
----------------------------------------------------------------------------------------------------------------------------------
    4.30         3.94           50           4.29       3.93        4.26       3.92       4.20        3.89       4.11        3.85
    4.38         4.00           51           4.37       3.99        4.33       3.98       4.27        3.95       4.17        3.90
    4.47         4.07           52           4.45       4.06        4.41       4.04       4.34        4.01       4.23        3.96
    4.56         4.14           53           4.54       4.13        4.49       4.11       4.41        4.07       4.29        4.02
    4.65         4.21           54           4.63       4.21        4.58       4.18       4.49        4.14       4.35        4.07
----------------------------------------------------------------------------------------------------------------------------------
    4.75         4.29           55           4.73       4.29        4.67       4.26       4.57        4.21       4.42        4.14
    4.86         4.38           56           4.83       4.37        4.77       4.34       4.65        4.28       4.48        4.20
    4.97         4.47           57           4.94       4.46        4.87       4.42       4.74        4.36       4.55        4.26
    5.09         4.56           58           5.06       4.55        4.97       4.51       4.82        4.44       4.61        4.33
    5.22         4.67           59           5.18       4.65        5.09       4.61       4.92        4.52       4.68        4.40
----------------------------------------------------------------------------------------------------------------------------------
    5.35         4.77           60           5.32       4.76        5.20       4.71       5.01        4.61       4.74        4.47
    5.50         4.89           61           5.46       4.87        5.33       4.81       5.11        4.70       4.81        4.54
    5.65         5.01           62           5.61       4.99        5.46       4.92       5.20        4.80       4.87        4.61
    5.82         5.14           63           5.77       5.12        5.59       5.04       5.31        4.90       4.93        4.69
    6.00         5.28           64           5.94       5.25        5.73       5.16       5.41        5.00       4.99        4.76
----------------------------------------------------------------------------------------------------------------------------------
    6.19         5.43           65           6.12       5.40        5.88       5.29       5.51        5.10       5.05        4.83
    6.40         5.59           66           6.31       5.55        6.04       5.43       5.61        5.21       5.11        4.90
    6.61         5.76           67           6.51       5.71        6.19       5.57       5.71        5.32       5.16        4.97
    6.85         5.94           68           6.72       5.89        6.36       5.72       5.81        5.43       5.20        5.03
    7.10         6.14           69           6.95       6.08        6.52       5.88       5.91        5.54       5.25        5.09
----------------------------------------------------------------------------------------------------------------------------------
    7.36         6.36           70           7.19       6.28        6.70       6.05       6.01        5.66       5.29        5.15
    7.65         6.59           71           7.44       6.50        6.87       6.22       6.10        5.77       5.32        5.20
    7.95         6.84           72           7.71       6.73        7.05       6.40       6.19        5.88       5.35        5.25
    8.28         7.11           73           7.99       6.98        7.23       6.59       6.27        5.99       5.38        5.30
    8.63         7.41           74           8.29       7.25        7.40       6.79       6.34        6.09       5.41        5.34
    9.00         7.72           75           8.60       7.54        7.58       6.98       6.42        6.19       5.43        5.37
----------------------------------------------------------------------------------------------------------------------------------


                   OPTION C - JOINT AND FULL SURVIVOR ANNUITY
                        Monthly Income Per $1,000 Applied

----------------------------------------------------------------------------------------------------------------------------------
             Age                  Life Only               Age                Life Only                Age                Life Only
-------------------------------               -----------------------------               -----------------------------
     Male           Female                        Male          Female                        Male          Female
----------------------------------------------------------------------------------------------------------------------------------
      50              45            3.45           59             54            3.89           68             63            4.64
      50              50            3.59           59             59            4.12           68             68            5.04
      50              55            3.74           59             64            4.35           68             73            5.45
----------------------------------------------------------------------------------------------------------------------------------
      51              46            3.48           60             55            3.96           69             64            4.75
      51              51            3.63           60             60            4.20           69             69            5.18
      51              56            3.78           60             65            4.44           69             74            5.62
----------------------------------------------------------------------------------------------------------------------------------
      52              47            3.52           61             56            4.03           70             65            4.87
      52              52            3.68           61             61            4.28           70             70            5.33
      52              57            3.83           61             66            4.54           70             75            5.80
----------------------------------------------------------------------------------------------------------------------------------
      53              48            3.57           62             57            4.10           71             66            5.00
      53              53            3.73           62             62            4.37           71             71            5.49
      53              58            3.90           62             67            4.65           71             76            6.00
----------------------------------------------------------------------------------------------------------------------------------
      54              49            3.62           63             58            4.17           72             67            5.13
      54              54            3.79           63             63            4.46           72             72            5.66
      54              59            3.96           63             68            4.76           72             77            6.21
----------------------------------------------------------------------------------------------------------------------------------
      55              50            3.67           64             59            4.25           73             68            5.28
      55              55            3.85           64             64            4.56           73             73            5.85
      55              60            4.03           64             69            4.88           73             78            6.43
----------------------------------------------------------------------------------------------------------------------------------
      56              51            3.72           65             60            4.34           74             69            5.43
      56              56            3.91           65             65            4.67           74             74            6.05
      56              61            4.10           65             70            5.01           74             79            6.68
----------------------------------------------------------------------------------------------------------------------------------
      57              52            3.77           66             61            4.43           75             70            5.60
      57              57            3.98           66             66            4.78           75             75            6.26
      57              62            4.18           66             71            5.14           75             80            6.94
----------------------------------------------------------------------------------------------------------------------------------
      58              53            3.83           67             62            4.53
      58              58            4.05           67             67            4.91
      58              63            4.26           67             72            5.29
----------------------------------------------------------------------------------------------------------------------------------

        Other ages and combinations can be supplied on request.